EXHIBIT 10.5

EAGLE MATERIALS INC.

AMENDED AND RESTATED INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

(Performance Vesting)

This option agreement (the “Option Agreement” or “Agreement”) entered into between Eagle Materials Inc., a Delaware corporation (the “Company”), and ___________ (the “Optionee”), an employee of the Company or its Affiliates, with respect to a right (the “Option”) awarded to the Optionee under the Eagle Materials Inc. Amended and Restated Incentive Plan (the “Plan”), on May 18, 2017 (the “Award Date”) to purchase from the Company up to but not exceeding in the aggregate _______ shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $100.88 per share (the “Exercise Price”), such number of shares and such price per share being subject to adjustment as provided in the Plan, and further subject to the following terms and conditions:

1.	Relationship to Plan

This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Company’s Compensation Committee (“Committee”) and are in effect on the date hereof.  Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.  For purposes of this Option Agreement:

(a)“Disability” shall be determined by the Committee.

(b)“Return on Equity” for any fiscal year shall mean the following calculation (as determined by the Committee):  (i) the net earnings of the Company for such fiscal year; divided by (ii) the Company’s Average Stockholders’ Equity for such fiscal year.

(c)“Average Stockholders’ Equity” for any period shall mean:  (i) the Company’s total stockholders’ equity as of the beginning of such period plus the Company’s total stockholders’ equity at the end of such period; divided by (ii) 2.

(d)“Retirement” shall mean a retirement approved by the Board.

(e)“Service Vesting Date” means the first, second or third anniversary of the end of the Performance Period, as applicable.

(f)“Performance Period” means the period commencing on April 1, 2017 and ending on March 31, 2018.

2.	Vesting and Exercise Schedules.

(a)Vesting Criteria.  The shares of Common Stock covered by this Option (“Option Shares”) shall vest in accordance with the vesting schedule set forth below in this Section 2 (each such vesting date, a “Vesting Date”) only if the Return on Equity for the fiscal year ending March 31, 2018 is at least 11.0% (the “Performance Criteria”); provided, that the percentage of Option Shares that will be earned shall be based on the following:

PerformancePercentage of

CriteriaOptions Earned
> 18.0%100.0%

14.5%  83.3%

11.0%  66.7%

; provided, further, that the exact percentage of Option Shares earned shall be calculated based on straight-line interpolation between the points shown above with fractional points rounded up to the nearest tenth of a percent.  After the end of the Performance Period, the Compensation Committee shall certify whether and to what extent the Performance Criteria has been satisfied (“Certification Date”).  If the Performance Criteria has not been satisfied then the Option Shares shall be immediately and automatically forfeited.  Upon the Certification Date, any portion of the Option Shares that are not earned in accordance with the provisions above shall be forfeited.

(b)Exercisability.  The earned Option Shares shall vest and become exercisable one-fourth promptly following the Certification Date and then ratably on the next three Service Vesting Dates.  The Optionee must be in continuous service as an employee of the Company or any of its Affiliates or as a Director from the Award Date through the applicable Vesting Date on which the portion of the Option Shares would otherwise become exercisable in order for the Option to become exercisable with respect to that portion of the Option Shares, otherwise such Option Shares shall be forfeited.  Notwithstanding the foregoing, in the event the Optionee’s employment and, if applicable, service as a Director terminates by reason of death, Disability or Retirement following the end of the Performance Period and prior to any Vesting Date, any then exercisable Option Shares shall continue to be exercisable for a period of two years following such termination, and any earned but unexercisable Option Shares shall continue to become exercisable as if the Optionee had remained employed or continued to serve as a Director for a period of two years following such termination.  In the event Optionee’s employment with the Company or any of its affiliates is terminated (other than a termination for “cause”) after the end of the Performance Period but before the Certification Date, then notwithstanding the restrictions set forth above in this Section 2, promptly following the Certification Date, one-fourth of any earned Option Shares shall vest and become exercisable for a period of 90 days following the Certification Date (or two years following the Certification Date in the case of the death, Disability or Retirement of the Optionee), and the remainder of the Option Shares shall be forfeited.

To the extent the Option becomes exercisable, such Option may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Option pursuant to the terms of this Agreement or the Plan.

(c)Calculations and Adjustments.  The Committee shall have the authority to approve the calculations involving the "Return on Equity for the fiscal year ending March 31, 2018" for purposes of vesting, and its approval of such calculations shall be final, conclusive and binding on all parties; provided, that the Performance Criteria and calculation of actual results, in each case, shall be equitably adjusted as determined by the Committee in its discretion , including, without limitation, to account for (i) any business acquisition or disposition (including spin-offs) that occurs after the Award Date; (ii) the impact of litigation (including legal fees, settlements and adjustments); provided that the amount exceeds $5 million; and (iii) the impact of extraordinary items not related to the Company’s current or ongoing business operations.

(d)Change in Control.  This Option shall become fully vested and exercisable, without regard to the limitations set forth in subparagraph (a) above, provided that the Optionee has been in continuous employment with the Company or any of its Affiliates or served as a Director from the Award Date through the occurrence of a Change in Control (as defined in Exhibit A to this Agreement), unless either (i) the Committee determines that the terms of the transaction giving rise to the Change in Control provide that the Option is to be replaced within a reasonable time after the Change in Control with an option of equivalent value to purchase shares of the surviving parent corporation or (ii) the Option is to be settled in cash in accordance with the last sentence of this subparagraph (d).  Upon a Change in Control, pursuant to Section 15 of the Plan, the Company may, in its discretion, settle the Option by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the settlement date and the Exercise Price for the Option, multiplied by the number of shares then subject to the Option.

(e)Capital Adjustments and Corporate Events.  If, from time to time during the term of the Option prior to its exercise, there is any capital adjustment affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, including as a result of a spin-off or business disposition, the Option Shares and other applicable terms of this Option shall be adjusted in accordance with the provisions of Section 15 of the Plan, which adjustment shall include (as may be applicable) without limitation, equitable adjustments to the number of Option Shares, exercise price and type of property or securities to which the Option relates and to the Performance Condition set forth above, in each case as determined by the Committee in its discretion and in accordance with Code Section 409A.  Any and all new, substituted or additional securities to which the Optionee may be entitled by reason of this Option because of a capital adjustment shall be immediately subject to the Vesting Period and other terms set forth herein (as may be modified pursuant to this Agreement) and included thereafter as Option Shares for purposes of this Agreement.

3.	Termination of Option.

The Option hereby granted shall terminate and be of no force and effect with respect to any Option Shares not previously purchased by the Optionee at the earliest time specified below:

(a)the tenth anniversary of the Award Date;

(b)if Optionee’s employment with the Company and its Affiliates or service as a Director is terminated by the Company or a Subsidiary for “cause” (as determined by the Committee) at any time after the Award Date, then the Option shall terminate immediately upon such termination of Optionee’s employment or service;

(c)if Optionee’s employment with the Company and its Affiliates and, if applicable, service as a Director is terminated for any reason other than death, Disability, Retirement or termination for “cause,” then the Option shall terminate on the first business day following the expiration of the 90-day period beginning on such date of termination; or

(d)if Optionee’s employment with the Company and its Affiliates and, if applicable, service as a Director is terminated due to the death, Disability or Retirement of the Optionee, and in any such case such termination is at any time after the Award Date, then the Option shall terminate on the later of (i) the first business day following the expiration of the two-year period following such termination and (ii) with respect to any Option Shares which become exercisable after such termination, the first business day following the expiration of the 90-day period beginning on the date the Options Shares first become exercisable.

4.	Exercise of Option.

Subject to the limitations set forth herein and in the Plan, this Option may be exercised by notice provided to the Company as set forth in Section 5.  The payment of the Exercise Price for the Common Stock being purchased pursuant to the Option shall be made (a) in cash, by check or cash equivalent, (b) by tender to the Company, or attestation to the ownership, of Common Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such Common Stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the Exercise Price, (c) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (d) by withholding Option Shares equal to the Exercise Price multiplied by the number of Options exercised divided by the Fair Market Value at the time of exercise, rounded up to the nearest whole share, (e) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (f) by any combination thereof.  Such notice shall be accompanied by cash or Common Stock in the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise (or instructions to satisfy such withholding obligation by withholding Option Shares in accordance with Section 8).  Notwithstanding the foregoing, if the Exercise Price of the outstanding portion of the Option is less than the Fair Market Value of a share of Common Stock on the day the Option would otherwise expire as provided in Section 3(a), then the Option shall be automatically exercised in full pursuant to clause (d) above immediately prior to its expiration.

If the Optionee desires to pay the purchase price for the Option Shares by tendering Common Stock using the method of attestation, the Optionee may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value, in which case the Company shall issue or otherwise deliver to the Optionee upon such exercise a number of Option Shares equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the total number shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the purchase price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the Optionee may retain the shares of Common Stock the ownership of which is attested.

Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the Option granted pursuant hereto, and the Company will not be obligated to issue any Option Shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system.  The Optionee agrees that, unless the options and shares covered by the Plan have been registered pursuant to the Securities Act of 1933, as amended, the Company may, at its election, require the Optionee to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as reasonably practicable, shall be postponed for the period of time necessary to take such action.

5.	Notices.

Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

(a)by electronic means as designated by the Committee, in which case the date of exercise shall be the date when receipt is acknowledged by the Company;

(b)by registered or certified United States mail, postage prepaid, to Eagle Materials Inc., Attention: Secretary, 3811 Turtle Creek, Suite 1100, Dallas, Texas 75219, in which case the date of exercise shall be the date of mailing; or

(c)by hand delivery or otherwise to Eagle Materials Inc., Attention: Secretary, 3811 Turtle Creek, Suite 1100, Dallas, Texas 75219, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

Notwithstanding the foregoing, in the event that the address of the Company is changed prior to the date of any exercise of this Option, notice of exercise shall instead be made pursuant to the foregoing provisions at the Company’s current address.

Any other notices provided for in this Agreement or in the Plan shall be given in writing or by such electronic means, as permitted by the Committee, and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

6.	Assignment of Option.

Except as otherwise permitted by the Committee, the rights of the Optionee under the Plan and this Agreement are personal; no assignment or transfer of the Optionee’s rights under and interest in this Option may be made by the Optionee otherwise than by will, by beneficiary designation, by the laws of descent and distribution or by a qualified domestic relations order; and this Option is exercisable during his lifetime only by the Optionee, except as otherwise expressly provided in this Agreement.

After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee’s designated beneficiary or, in the absence of a designated beneficiary, the Optionee’s executor or the personal representative of the Optionee’s estate (or by his assignee, in the event of a permitted assignment) to the extent that the Option is exercisable on or after the date of the Optionee’s death, as set forth in Sections 2(a) and 3(d) hereof.

7.	Stock Certificates.

Certificates or other evidences of or representing the Common Stock issued pursuant to the exercise of the Option will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Option.

8.	Withholding.

No certificates representing shares of Common Stock purchased hereunder shall be delivered to or in respect of an Optionee unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such shares of Common Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee.  The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Option.  The Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of this Option by delivering cash, or, pursuant to Committee-approved procedures, by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock sufficient to satisfy the tax withholding obligation.  The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined.

9.	Shareholder Rights.

The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Optionee.

10.	Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Optionee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

11.	No Employment Guaranteed.

No provision of this Option Agreement shall confer any right upon the Optionee to continued employment with the Company or any Subsidiary.

12.	Governing Law.

This Option Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

13.	Amendment.

This Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Optionee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EAGLE MATERIALS INC.
Dated: , 2017	By:

	Name:	David B. Powers

	Its:	President and CEO

	Address:	3811 Turtle Creek Boulevard, Suite 1100 Dallas, Texas 75219

The Optionee hereby accepts the foregoing Option Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

OPTIONEE:
Dated: , 2017	Signed:	_____________________________________
________________
Eagle Materials Inc. 3811 Turtle Creek Blvd., Suite 1100 Dallas, Texas 75219

EXHIBIT A

CHANGE-IN-CONTROL

For the purpose of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a)The acquisition by any Person of beneficial ownership of securities of the Company (including any such acquisition of beneficial ownership deemed to have occurred pursuant to Rule 13d-5 under the Exchange Act) if, immediately thereafter, such Person is the beneficial owner of (i) 50% or more of  the total number of outstanding shares of any single class of Company Common Stock or (ii) 40% or more of the total number of outstanding shares of all classes of Company Common Stock, unless such acquisition is made (a) directly from the Company in a transaction approved by a majority of the members of the Incumbent Board or (b) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b)Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or who is otherwise designated as a member of the Incumbent Board by such a vote) shall be considered as though such individual were a member of the Incumbent Board, except that any such individual shall not be considered a member of the Incumbent Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)The consummation of a Business Combination, unless, immediately following such Business Combination, (i) more than 50% of both the total number of then outstanding shares of common stock of the parent corporation resulting from such Business Combination and the combined voting power of the then outstanding voting securities of such parent corporation entitled to vote generally in the election of directors will be (or is) then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the outstanding shares of Company Common Stock immediately prior to such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding shares of Company Common Stock, (ii) no Person (other than any employee benefit plan (or related trust) of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of the total number of then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the consummation of such Business Combination; or

(d)Approval by the Board and the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a Major Asset Disposition (or, if there is no such approval by shareholders, consummation of such Major Asset Disposition) unless,

Exhibit A-1

(e) immediately following such Major Asset Disposition, (A) Persons that were beneficial owners of the outstanding shares of Company Common Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 50% of the total number of then outstanding shares of common stock and the combined voting power of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the Acquiring Entity in substantially the same proportions as their ownership immediately prior to such Major Asset Disposition of the outstanding shares of Company Common Stock; (B) no Person (other than any employee benefit plan (or related trust) of the Company or such entity) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the Company (if it continues to exist) and of the Acquiring Entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of the Company (if it continues to exist) and of the Acquiring Entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Major Asset Disposition.

For purposes of the foregoing,

(i)	the term “Person” means an individual, entity or group;
(ii)	the term “group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;
(iii)	the terms “beneficial owner”, “beneficial ownership” and “beneficially own” are used as defined for purposes of Rule 13d-3 under the Exchange Act;
(iv)

the term “Business Combination” means (x) a merger, consolidation or share exchange involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

(v)	the term “Company Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company;
(vi)	the term “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(vii)

the phrase “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries;

(viii)

the term “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 50% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the members of the Incumbent Board;

Exhibit A-2

(ix)

the term “Acquiring Entity” means the entity that acquires the largest portion of the assets sold or otherwise disposed of in a Major Asset Disposition (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity entitled to vote generally in the election of directors or members of a comparable governing body); and

(x)

the phrase “substantially the same proportions,” when used with reference to ownership interests in the parent corporation resulting from a Business Combination or in an Acquiring Entity, means substantially in proportion to the number of shares of Company Common Stock beneficially owned by the applicable Persons immediately prior to the Business Combination or Major Asset Disposition, but is not to be construed in such a manner as to require that the same ratio or number of shares of such parent corporation or Acquiring Entity be issued, paid or delivered in exchange for or in respect of the shares of each class of Company Common Stock.

Exhibit A-3